Exhibit 21.1

Subsidiaries of CIFC LLC

The following is a list of the subsidiaries that CIFC LLC will have immediately after the completion of the reorganization transaction. The following list may omit subsidiaries that, when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary of CIFC LLC.

Name	Jurisdiction

CIFC Asset Management LLC	Delaware
CIFC Asset Management Holdings LLC	Delaware
CIFC Asset Management ESA LLC	Delaware
CIFC Asset Management KSA LLC	Delaware
CIFC Capital Holdco LLC	Delaware
CIFC CLO Co-Investment Fund GP LLC	Delaware
CIFC CLO Co-Investment Fund II GP LLC	Delaware
CIFC CLO Warehouse Fund GP LLC	Delaware
CIFC Corp.	Delaware
CIFC Holdings I LLC	Delaware
CIFC Holdings II LLC	Delaware
CIFC Holdings III LLC	Delaware
CIFC Holdings III Member LLC	Delaware
CIFC International Holdings I Parent Ltd.	Cayman Islands
CIFC International Holdings I Ltd.	Cayman Islands
CIFC Master Fund Adviser LLC	Delaware
CIFC Master Fund LP	Cayman Islands
CIFC Member LLC	Delaware
CIFC Parthenon Loan Funding GP LLC	Delaware
CIFC Private Debt Advisers LLC	Delaware
CIFC Senior Secured Corporate Loan Fund GP, LLC	Delaware
CIFC Tactical Income Fund GP LLC	Delaware
Columbus Nova Credit Investments Management, LLC	Delaware
CypressTree Investment Management, LLC	Delaware
Deerfield & Company LLC	Illinois
Deerfield Capital Management LLC	Delaware